UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2011

ARNO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-52153	52-2286452
(Commission File Number)	(IRS Employer
Identification No.)

4 Campus Drive, 2nd Floor
Parsippany, NJ 07054
(Address of principal executive offices and Zip Code)

(862) 703-7170
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2011 (the “Effective Date”), Arno Therapeutics, Inc. (the “Company”) appointed Alexander Zukiwski, M.D. to serve as its Chief Medical Officer, effective immediately.  Dr. Zukiwski, age 54, was most recently Executive Vice President, Clinical Research, and Chief Medical Officer at MedImmune, Inc. where the organization he led was responsible for developing and implementing MedImmune's clinical research, medical affairs and safety strategies.  Prior to joining MedImmune in 2007, Dr. Zukiwski held medical affairs and clinical development positions of increasing responsibility at Johnson & Johnson Pharmaceutical Research & Development, LLC (“JJPRD”), Centocor and Ortho Biotech, all Johnson & Johnson companies, including serving as therapeutic area head for oncology and acting head of oncology research and development.  As Vice President, Head of Clinical Oncology, he was responsible for strategic oversight and portfolio management of therapeutic oncology, hematology and supportive care clinical development programs for JJPRD and Centocor's oncology development group.  Before joining Johnson & Johnson, Dr. Zukiwski held clinical oncology positions at Hoffmann-LaRoche, Glaxo Wellcome and Rhone- Poulenc Rorer.  Dr. Zukiwski received a bachelor’s degree in pharmacy from the University of Alberta and a Doctor of Medicine degree from the University of Calgary.  He conducted his post-graduate training at St. Thomas Hospital Medical Center in Akron, Ohio and the University of Texas, M.D. Anderson Cancer Center.  Dr. Zukiwski does not have a family relationship with any member of the Board or any executive officer of the Company.

The terms of Dr. Zukiwski’s employment with the Company are set forth in an Employment Agreement dated as of the Effective Date (the “Employment Agreement”).  The Employment Agreement provides for a term of three years following the Effective Date (the “Term”), subject to automatic renewal for successive one-year periods until either party provides the other party with at least 90 days’ prior written notice of nonrenewal.  Pursuant to the Employment Agreement, Dr. Zukiwski will receive an initial annualized base salary of $375,000.  The Employment Agreement further provides that, subject to the successful achievement of specific performance objectives to be established by the Board, Dr. Zukiwski will be eligible to receive an annual performance bonus of up to 50% of his annualized base salary.  The Company has also agreed to reimburse Dr. Zukiwski in an amount up to $200,000 for expenses incurred in connection with the relocation of Dr. Zukiwski’s primary residence to the northern New Jersey area, which amounts are subject to repayment as described in the Employment Agreement in the event of Dr. Zukiwski’s voluntary termination of his employment (other than for “Good Reason,” as defined in the Employment Agreement) or the Company’s termination of his employment for “Cause” (as defined in the Employment Agreement).

Pursuant to the Employment Agreement, on the Effective Date, Dr. Zukiwski was granted 10-year options to purchase a total of 1,750,000 shares of the Company’s common stock at an exercise price equal to $1.00 per share.  Options relating to 50% of such shares are designated as  “Employment Options” and options relating to the remaining 50% of the shares are designated as “Performance Options.”  The right to purchase 25% of the shares subject to the Employment Options will vest and become exercisable on June 22, 2012, and thereafter the remaining shares subject to the Employment Options will vest and become exercisable in 24 equal monthly installments.  The right to purchase the shares subject to the Performance Options shall vest and become exercisable, if at all, in three equal annual installments during the Term, subject to the successful achievement of specific performance objectives to be established by the Board.

The Employment Agreement provides that if the Company terminates Dr. Zukiwski without “Cause,” or if he resigns for “Good Reason” (each as defined in the Employment Agreement), then he shall be entitled to: (i) any earned but unpaid performance bonus; (ii) continued payment of his then current annualized base salary for a period of 12 months; and (iii) the acceleration of the vesting of the Employment Options such that all unvested Employment Options shall be deemed vested as of the termination date.  In addition to the foregoing, in the event that Dr. Zukiwski’s employment is terminated 60 days prior to or within 12 months following a “Change in Control” (as defined in the Employment Agreement), Dr. Zukiwski shall also be entitled to the immediate vesting of all unvested Performance Options.

In connection with Dr. Zukiwski’s appointment, the Company and Dr. Zukiwski also entered into an indemnification agreement (the “Indemnification Agreement”) on June 22, 2011. The Indemnification Agreement provides rights that supplement those provided under the Delaware General Corporation Law and in the Company’s certificate of incorporation and bylaws. The Indemnification Agreement provides for the indemnification of Dr. Zukiwski for certain reasonable expenses and liabilities incurred in connection with any action, suit, or proceeding to which he is a party, or is threatened to be made a party, by reason of the fact that he is or was an officer, director, employee, agent or fiduciary of the Company, by reason of any action or inaction by him while serving as an officer, director, employee, agent or fiduciary or by reason of the fact that he was serving at the Company’s request as an officer, director, employee, agent or fiduciary of another entity. Under the Indemnification Agreement, indemnification will only be provided in situations where Dr. Zukiwski acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interest, and, with respect to any criminal action or proceeding, in situations where he had no reasonable cause to believe the conduct was unlawful. In the case of an action or proceeding by or in the right of the Company, no indemnification will be provided for any claim where a court determines that Dr. Zukiwski is liable to the Company, unless and to the extent that the court determines that such indemnification may be made. The form of the Indemnification Agreement was filed as Exhibit 10.2 to the Company’s Form 8-K filed on April 28, 2011.

The foregoing description of the material terms of the Employment Agreement is qualified in their entirety by reference to the full text of the agreement, which is attached hereto and incorporated by reference herein as Exhibit 10.1.  A copy of the Company’s press release issued June 27, 2011, announcing Dr. Zukiwski’s appointment is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Arno Therapeutics, Inc. and Alex Zukiwski, dated June 22, 2011.

99.1	Press Release issued by Arno Therapeutics, Inc. on June 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011

Arno Therapeutics, Inc.

By:	/s/ Scott L. Navins
Scott L. Navins, Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Arno Therapeutics, Inc. and Alex Zukiwski, dated June 22, 2011.

99.1	Press Release issued by Arno Therapeutics, Inc. on June 27, 2011.